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                                                                  EXHIBIT 11(d)



                               CONSENT OF COUNSEL

                             AIM EQUITY FUNDS, INC.


     We hereby consent to the use of our name and to the references to our firm under the caption "Legal Matters" in the Prospectus for the Retail Classes of Shares of the AIM Aggressive Growth Fund Portfolio and under the captions "General Information - Legal Counsel" in the Prospectuses for the Retail Classes of Shares of the AIM Aggressive Growth Fund, AIM Blue Chip Fund, AIM Capital Development Fund, AIM Charter Fund, AIM Weingarten Fund and AIM Constellation Fund Portfolios and "Miscellaneous - Legal Matters" in the Statement of Additional Information for such Shares, which are included in Post-Effective Amendment No. 52 to the Registration Statement under the Securities Act of 1933 (No. 2-25469) and Amendment No. 52 to the Registration Statement under the Investment Company Act of 1940 (No. 811-1424) on Form N-1A of AIM Equity Funds, Inc.



                                       /s/ BALLARD SPAHR ANDREWS & INGERSOLL
                                       ----------------------------------------
                                       Ballard Spahr Andrews & Ingersoll


Philadelphia, Pennsylvania
June 4, 1997